EXHIBIT 99.1

Crexendo Announces Strong Third Quarter 2026 Results

PHOENIX, AZ / ACCESSWIRE / November 3, 2026 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning software technology company that is a premier provider of cloud communication platform software and unified communications as a service (UCaaS) offerings, including voice, video, contact center, and managed IT services tailored to businesses of all sizes, today announced financial results for the third quarter ended September 30, 2026.

Third Quarter Financial highlights:

•	Total revenue increased 44% year-over-year to $25.2 million
•	GAAP net income of $1.1 million, or $0.03 per basic and diluted common share.
•	Non-GAAP net income of $4.0 million, or $0.12 per basic and diluted common share.
•	Adjusted EBITDA of $4.0 million, compared to $2.9 million for the third quarter of 2025.

Financial Results for the Third Quarter of 2026

Total Revenue: Consolidated total revenue for the third quarter of 2026 increased 44%, or $7.7 million, to $25.2 million compared to $17.5 million for the third quarter of 2025.

Service Revenue: Consolidated service revenue for the third quarter of 2026 increased 75%, or $6.4 million, to $15.1 million compared to $8.6 million for the third quarter of 2025.

Software Solutions Revenue: Consolidated software solutions revenue for the third quarter of 2026 increased 2%, or $0.2 million, to $7.7 million compared to $7.5 million for the third quarter of 2025.

Product Revenue: Consolidated product revenue for the third quarter of 2026 increased 78%, or $1.1 million, to $2.4 million compared to $1.4 million for the third quarter of 2025.

Operating Expenses: Consolidated operating expenses for the third quarter of 2026 increased 49%, or $7.9 million, to $24.1 million compared to $16.2 million for the third quarter of 2025.

Net Income/(Loss): The Company reported net income of $1.1 million for the third quarter of 2026, or $0.03 per basic and diluted common share, compared to net income of $1.5 million, or $0.05 per basic and diluted common share for the third quarter of 2025.

Non-GAAP: Non-GAAP net income of $4.0 million for the third quarter of 2026, or $0.12 per basic and diluted common share, compared to non-GAAP net income of $3.0 million or $0.10 per basic and diluted common share for the third quarter of 2025.

EBITDA and Adjusted EBITDA: EBITDA for the third quarter of 2026 of $3.0 million compared to $2.0 million for the third quarter of 2025. Adjusted EBITDA for the third quarter of 2026 of $4.0 million compared to $2.9 million for the third quarter of 2025.

Financial Results for the nine months ended September 30, 2026

Total Revenue: Consolidated total revenue for the nine months ended September 30, 2026 increased 41%, or $20.4 million, to $70.5 million compared to $50.1 million for the nine months ended September 30, 2025.

Service Revenue: Consolidated service revenue for the nine months ended September 30, 2026 increased 61%, or $15.3 million, to $40.5 million compared to $25.2 million for the nine months ended September 30, 2025.

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Software Solutions Revenue: Consolidated software solutions revenue for the nine months ended September 30, 2026 increased 6%, or $1.4 million, to $22.7 million compared to $21.4 million for the nine months ended September 30, 2025.

Product Revenue: Consolidated product revenue for the nine months ended September 30, 2026 increased 104%, or $3.7 million, to $7.3 million compared to $3.6 million for the nine months ended September 30, 2025.

Operating Expenses: Consolidated operating expenses for the nine months ended September 30, 2026 increased 41%, or $21.4 million, to $68.0 million compared to $46.5 million for the nine months ended September 30, 2025.

Net Income/(Loss): The Company reported net income of $2.7 million for the nine months ended September 30, 2026, or $0.08 per basic and diluted common share, compared to net income of $3.9 million, or $0.13 per basic common share and $0.12 per diluted common share for the nine months ended September 30, 2025.

Non-GAAP: Non-GAAP net income of $11.3 million for the nine months ended September 30, 2026, or $0.35 per basic common share and $0.34 per diluted common share, compared to non-GAAP net income of $8.6 million or $0.29 per basic common share and $0.27 per diluted common share for the nine months ended September 30, 2025.

EBITDA and Adjusted EBITDA: EBITDA for the nine months ended September 30, 2026 of $7.5 million compared to $6.0 million for the nine months ended September 30, 2025. Adjusted EBITDA for the nine months ended September 30, 2026 of $11.3 million compared to $8.4 million for the nine months ended September 30, 2025.

Cash and Cash Equivalents: Total cash and cash equivalents at September 30, 2026 was $22.8 million compared to $31.4 million at December 31, 2025.

Cash Flow: Cash provided by operating activities for the nine months ended September 30, 2026 was $9.7 million compared to cash provided by operating activities of $7.0 million for the nine months ended September 30, 2025. Cash used in investing activities for the nine months ended September 30, 2026 was ($26.2) million compared to nil for the nine months ended September 30, 2025. Cash provided by financing activities for the nine months ended September 30, 2026 was $8.0 million compared to cash provided by financing activities of $3.4 million for the first nine months of 2025.

Management Commentary

“Crexendo delivered another exceptional and profitable quarter, with total revenue of $25.2 million up 44% year-over-year; adjusted EBITDA of $4.0 million compared to $2.9 million for the third quarter of 2025; and cash and cash equivalents of $22.8 million,” said Jeff Korn, Chief Executive Officer and Chairman of the Board. “We remain strongly GAAP profitable, and have very strong EBITDA, which is telling as it does not include intangible costs associated with our recent acquisition. I am particularly excited that through the third quarter, we have already won more new platform logos than we secured in all of last year. Q3 saw us secure an additional 5 new licensees to bring our YTD total to 16 compared to 14 for all of 2025. These wins expand the foundation for future organic growth as providers migrate subscribers to NetSapiens, grow their businesses and purchase additional capacity. With our solutions now supporting more than eight million end users, we have a substantial opportunity to deepen customer relationships and expand recurring revenue.

“The integration of ESI has gone seamlessly, reinforcing our confidence in our ability to identify and successfully integrate strategic, accretive acquisitions. We are actively evaluating additional opportunities to accelerate growth while remaining focused on maximizing organic growth across our business. The exceptional response to our preview of our new platform software release, NetSapiens Flow, at our largest-ever User Group Meeting last week, together with our expanding AI ecosystem and continued progress with CAIRO, gives me tremendous confidence in our product roadmap and long-term opportunity. By combining innovation, disciplined expense management and selective acquisitions, we believe we are well positioned to deliver sustainable, profitable growth and build lasting and increasing shareholder value.”

Conference Call

Crexendo management will hold a conference call today, November 3, 2026, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

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Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code: 495191

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 550804 and the Crexendo earnings call. A replay of the call will be available until November 17, 2026, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 54653.

About Crexendo

Crexendo, Inc. is an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes. The Company's solutions currently support over eight million end users globally through its extensive global network of over 250 cloud communication platform software subscribers and its direct retail offering.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) delivering another exceptional quarter; (ii) having very strong EBITDA which is telling as it does not include intangible costs associated with the recent acquisition; (iii) being excited that through the third quarter it has already won more new platform logos than was secured in all of last year; (iv) believing that these wins expand the foundation for future organic growth as providers migrate subscribers to NetSapiens, grow their businesses and purchase additional capacity; (v) having a substantial opportunity to deepen customer relationships and expand recurring revenue; (vi) believing that the integration of ESI has gone seamlessly, reinforcing  confidence in the ability to identify and successfully integrate strategic, accretive acquisitions; (vii) being actively evaluating additional opportunities to accelerate growth while remaining focused on maximizing organic growth across the business; (viii) believing the exceptional response to the preview of the new platform software release, NetSapiens Flow, together with the expanding AI ecosystem and continued progress with CAIRO, gives tremendous confidence in the product roadmap and long-term opportunity; and (ix) believing that by combining innovation, disciplined expense management and selective acquisitions that it is well positioned to deliver sustainable, profitable growth and build lasting and increasing shareholder value.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2025, quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

 (Unaudited, in thousands, except par value and share data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$22,841	$31,378
Trade receivables, net of allowance of $120 and $124, respectively	6,000	4,913
Contract assets, net of allowance of $2 and $0, respectively	106	-
Inventories	995	454
Equipment financing receivables, net of allowance of $79 and $50, respectively	2,861	1,416
Contract costs	4,214	2,318
Prepaid expenses	1,778	892
Income tax receivable	207	234
Other current assets	356	292
Total current assets	39,358	41,897

Contract assets, net of current portion, net of allowance of $137 and $145, respectively	859	402
Long-term equipment financing receivables, net of allowance of $154 and $107, respectively	5,434	3,223
Property and equipment, net	326	195
Operating lease right-of-use assets	634	1,006
Intangible assets, net	36,468	17,860
Goodwill	14,170	9,454
Contract costs, net of current portion	6,107	3,319
Other long-term assets	471	330
Total Assets	$103,827	$77,686

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,543	$649
Accrued expenses	11,593	8,391
Finance leases	-	2
Notes payable	454	114
Operating lease liabilities	521	493
Income tax payable	-	151
Contract liabilities	3,972	2,528
Total current liabilities	18,083	12,328

Contract liabilities, net of current portion	1,255	1,008
Notes payable, net of current portion	4,294	-
Operating lease liabilities, net of current portion	135	529
Total liabilities	23,767	13,865

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 33,368,003 shares issued and outstanding as of September 30, 2026 and 31,004,327 shares issued
and outstanding as of December 31, 2025	33	31
Additional paid-in capital	158,829	145,325
Accumulated deficit	(78,972)	(81,719)
Accumulated other comprehensive income	170	184
Total stockholders' equity	80,060	63,821

Total Liabilities and Stockholders' Equity	$103,827	$77,686

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Service revenue	$15,052	$8,607	$40,481	$25,163
Software solutions revenue	7,695	7,521	22,745	21,364
Product revenue	2,435	1,369	7,312	3,579
Total revenue	25,182	17,497	70,538	50,106

Operating expenses:
Cost of service revenue	4,910	3,664	13,663	10,707
Cost of software solutions revenue	2,226	1,924	6,889	5,227
Cost of product revenue	1,441	888	4,475	2,174
Selling and marketing	8,372	4,522	21,994	13,182
General and administrative	5,324	3,780	15,716	10,884
Research and development	1,827	1,414	5,224	4,374
Total operating expenses	24,100	16,192	67,961	46,548

Income/(loss) from operations	1,082	1,305	2,577	3,558

Other income/(expense):
Interest income	124	199	352	409
Interest expense	(81)	(3)	(143)	(18)
Other income/(expense), net	19	(8)	41	39
Total other income/(expense), net	62	188	250	430

Income/(loss) before income tax	1,144	1,493	2,827	3,988

Income tax (provision)/benefit	(26)	(43)	(80)	(135)

Net income/(loss)	$1,118	$1,450	$2,747	$3,853

Earnings per common share:
Basic	$0.03	$0.05	$0.08	$0.13
Diluted	$0.03	$0.05	$0.08	$0.12

Weighted-average common shares outstanding:
Basic	33,281,303	30,397,144	32,535,272	29,292,516
Diluted	34,233,646	31,818,738	33,768,539	31,418,659

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$2,747	$3,853
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	4,950	2,466
Allowance for credit losses	66	(82)
Share-based compensation	2,674	2,254
Non-cash operating lease amortization	6	13
Amortization of debt discount	20	-
Changes in assets and liabilities:
Trade receivables	(754)	(394)
Contract assets	(44)	(67)
Equipment financing receivables	(53)	(932)
Inventories	361	(247)
Contract costs	(671)	(591)
Prepaid expenses	(668)	(596)
Income tax receivable	27	(181)
Other assets	(193)	(374)
Accounts payable and accrued expenses	893	799
Income tax payable	(151)	3
Contract liabilities	465	1,026
Net cash provided by/(used for) operating activities	9,675	6,950
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of a business, net of cash acquired	(26,209)	-
Purchase of property and equipment	-	(18)
Net cash provided by/(used for) investing activities	(26,209)	(18)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(2)	(20)
Repayments made on notes payable	(239)	(356)
Proceeds from exercise of options	4,042	4,137
Taxes paid on the net settlement of stock options and RSUs	(643)	(340)
Proceeds from issuance of note payable, net of debt issuance costs	4,853	-
Net cash provided by/(used for) financing activities	8,011	3,421
Effect of exchange rate changes on cash	(14)	27
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(8,537)	10,380
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	31,378	18,193
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$22,841	$28,573
Cash used during the year for:
Income taxes, net	$(202)	$(315)
Interest expense	$(124)	$(16)
Supplemental disclosure of non-cash investing and financing information:
Capitalized software development costs	$-	$411
Stock issued for the acquisition of a business	$7,433	$-

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Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and related taxes, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, benefit/(provision) for income tax, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation and related taxes. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our November 3, 2026 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income

(Unaudited, in thousands, except for per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
U.S. GAAP net income/(loss)	$1,118	$1,450	$2,747	$3,853
Share-based compensation and related taxes (1)	1,048	799	2,769	2,422
Acquisition related expenses	-	-	1,019	-
Amortization of intangible assets	1,834	785	4,792	2,292
Non-GAAP net income	$4,000	$3,034	$11,327	$8,567

Non-GAAP earnings per common share:
Basic	$0.12	$0.10	$0.35	$0.29
Diluted	$0.12	$0.10	$0.34	$0.27

Weighted-average common shares outstanding:
Basic	33,281,303	30,397,144	32,535,272	29,292,516
Diluted	34,233,646	31,818,738	33,768,539	31,418,659

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
U.S. GAAP net income/(loss)	$1,118	$1,450	$2,747	$3,853
Depreciation and amortization	1,884	839	4,950	2,466
Interest expense	81	3	143	18
Gain on the sale of property and equipment	(11)	-	(11)	-
Other, net	(132)	(191)	(382)	(448)
Income tax provision	26	43	80	135
EBITDA	2,966	2,144	7,527	6,024
Acquisition related expenses	-	-	1,019	-
Share-based compensation and related taxes (1)	1,048	799	2,769	2,422
Adjusted EBITDA	$4,014	$2,943	$11,315	$8,446

———————

(1)

For the three months ended September 30, 2026 and 2025, employer payroll tax expense related to share-based compensation was $10 and $33, respectively. For the nine months ended September 30, 2026 and 2025, employer payroll tax expense related to share-based compensation was $95 and $168, respectively.

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